Exhibit 99.1

Execution Copy

First Amendment to Securities Purchase Agreement

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 27, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Best Investment Corporation, a limited liability company incorporated in Beijing under the Chinese laws (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of December 19, 2007 (the “Purchase Agreement”); and

WHEREAS, the Company and the Investor have determined to amend the Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

2.	Amendments. The Purchase Agreement is hereby amended ab initio, effective as of the date thereof, as follows:

2.1.	Section 13(a) of Annex A to the Purchase Agreement is hereby amended to read in its entirety as follows:

(a)           Company Sale of Covered Securities.

If the Company offers to sell Covered Securities in a Qualified Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to permit the Investor’s Investor Percentage Interest immediately after giving effect to the issuance of such Covered Securities (including the issuance of Covered Securities pursuant to this Section 13) to be equal to the Investor’s Investor Percentage Interest immediately prior to the issuance of any such Covered Securities.  For the avoidance of doubt, in the event that the issuance of Covered Securities in a Qualified Offering involves the purchase of a package of securities that includes Covered Securities and other securities in the same Qualified Offering, Investor shall have the right to acquire a pro rata portion of such other securities, together with a pro rata portion of such Covered Securities, at the price and on the terms that such other securities are purchased by the other purchaser or purchasers of such Covered Securities and other securities and, if the Investor chooses to acquire Covered Securities pursuant to this Section 13, it shall also acquire a pro rata portion of such other securities at such price and on such terms.

2.2.	The definition of Investor Percentage Interest in Section 13(g)(4) of Annex A to the Purchase Agreement is hereby amended to read in its entirety as follows:

(4)  “Investor Percentage Interest” means, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock beneficially owned by the Investor (treating the Securities and any other securities of the Company convertible into or exercisable or exchangeable for Common Stock that are beneficially owned by the Investor or its Affiliates as fully converted into or exercised or exchanged for the underlying Common Stock) divided by (ii) the total number of outstanding shares of Common Stock (treating (x) the Securities and any other securities of the Company convertible into or exercisable or exchangeable for Common Stock that are beneficially owned by the Investor or its Affiliates as fully converted into or exercised or exchanged for the underlying Common Stock and (y) all shares of Common Stock issuable upon conversion or exercise or exchange of any other then outstanding securities convertible into or exercisable or exchangeable for Common Stock, to the extent such other securities are Covered Securities sold in a Qualified Offering, as having been issued).  For purposes of this paragraph, the number of shares of Common Stock into which the Securities are convertible on any date will be deemed to be the number of shares the Investor would receive upon an early settlement at the Settlement Rate of the Securities as a result of a Cash Merger.

3.
No Other Amendments.  Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement (or a consent to any such waiver, amendment, modification or other change).  All references in the Purchase Agreement to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Amendment.

4.	Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.	Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.	Severability. In case any provision contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.
Applicable Law and Submission to Jurisdiction.  This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The provisions of Section 11(b) of Annex A to the Purchase Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

8.	Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY	BEST INVESTMENT CORPORATION

By: /s/ David K. Wong	By: /s/ Xiqing Gao
Name: David K. Wong	Name: Xiqing Gao
Title: Treasurer	Title: Executive Director